UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2003

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20292	13-3667696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3199

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Item 5.    Other Events.

On April 4, 2003, the Board of Directors of Ampex Corporation approved a proposed amendment to the Company’s Restated Certificate of Incorporation to effect a one-for-20 reverse stock split of the Company’s outstanding shares of common stock. The proposal is subject to approval by stockholders at the Company’s next Annual Meeting of Stockholders, which is scheduled for June 6, 2003. The Company announced the proposed reverse stock split in a press release dated April 7, 2003, a copy of which is attached as an exhibit hereto, and the text of which is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

The following Exhibit is filed herewith:

        99.1    Press Release dated April 7, 2003.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPEX CORPORATION

By:	/S/ JOEL D. TALCOTT

Joel D. Talcott Vice President and General Counsel

Date:  April 7, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press Release dated April 7, 2003.

*	Filed herewith.